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                                                                   EXHIBIT 16(a)


                        Merrill Lynch Retirement Equity
                                    Class A

                                 Total Return

                                                Period from
                                                  11/28/88      Annual
                                                (inception)     Total
                                                to 10/31/89     Return*
                                                -----------     -------

Initial Investment                              $ 1,000.00      $ 1,000.00

Divided by
Maximum Offering Price                               10.27
                                                ----------

Divided by Net Asset Value                                            9.61
                                                                ----------

Equals Shares Purchased                              97.37          104.06

Plus Shares Acquired through
  Dividend Reinvestment                               2.60            2.86
                                                ----------      ----------
Equals Shares Held
  at 10/31/89                                        99.97          106.92

Multiplied by Net Asset
  Value at 10/31/89                                  12.52           12.52
                                                ----------      ----------

Equals Ending Redeemable
  Value at $1,000
  Investment (ERV) at 10/31/89                  $ 1,251.60      $ 1,338.60

Divided by $1,000 (P)                               1.2516          1.3386

Subtract 1                                          0.2516          0.3386

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period (T)                          25.16%
                                                ----------

Expressed as a percentage
  equals the Aggregate Total
  Return for the Period                                              33.86%
                                                                ----------

ERV divided by P                                    1.2516

Raise to the power of                            1 / .9235

Equals                                              1.2751

Subtract 1                                          0.2751

Expressed as a percentage
  equals the Average
  Annualized Total Return                            27.51%
                                                ----------


*Does not include sales charge for the period.